Comstock Mining Announces Positive Net Income for Second Quarter;
Readies Transport of Mercury Remediation Systems to the Comstock Lode and the Philippines

Virginia City, NV (July 21, 2020) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) announced selected strategic and financial updates (unaudited) for the second quarter and year to date:

Selected Strategic Highlights

•Investments in Mercury Clean Up LLC (“MCU”) increased to $1.75 million in cash and stock to date with the Comstock mercury remediation system completed (pictures below) and shipping this week;
•Committed to investing in MCU Philippines Inc. after MCU agreed to a definitive joint venture agreement with Clean Ore Solutions OPC, to partner in a landmark mercury remediation project in the Philippines;
•Committed up to $3 million in debt and equity investments, for 62.5% of the newly created MCU Philippines Inc., with the new mercury remediation system ready for shipment (pictures below); and
•Consummated the April acquisition of 25% of PELEN LLC, owner of the historic Sutro Tunnel Company.

Selected Financial Highlights (Unaudited)

•Recorded a gain of $1.6 million on the increased value of our equity investment in Tonogold, now valued at over $10.4 million at June 30, 2020, as compared to $8.8 million at March 31, 2020;
•Recorded positive net income for the three months ended June 30, 2020, primarily driven by the gains resulting from the increased value of Tonogold assets owned by us;
•Received a $0.5 million early payment in June 2020, on obligations owed from Tonogold and reduced our Senior Debt principal down to $4.1 million in mid-July, down from $4.5 million at June 30, 2020;
•Raised $1.25 million for the initial mercury remediation growth investment in the Philippines; and
•Cash and cash equivalents at June 30, 2020, were approximately $1.0 million.

Mr. Corrado DeGasperis, Executive Chairman and CEO stated, “We are now growing our productive assets as we deploy our first two mercury remediation operating systems. We look forward to landing the MCU – Comstock system within a week, to commence testing within the boundaries of the Carson River Mercury Superfund Site (“CRMSS”) and shipping the first international unit to the Philippines later this month for deployment in the Davao D’Oro Province, on the Naboc River. A second mercury remediation system is scheduled for delivery later this year. Overall, our costs are down, our profit is up and we are investing in real, clean, precious-metal based growth.”

Comstock Mining’s Corporate Growth

The Company has enacted its Board-approved transformational strategic plan, focused on high-value, cash-generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, environmentally friendly, and economically enhancing mining technologies, like mercury remediation. Our goal is to deliver over $500 million of value from our existing assets and the commercialization of these environmental mining technologies, partnerships and ventures. Comstock Mining Inc. is the parent company that wholly owns the realigned subsidiaries and is expanding its mercury and royalty portfolios. We believe that our resource-based technology, properties, plant and equipment and existing gold and silver resources are deeply undervalued.

Our realignment repositions the Company for clean, sustainable growth, and we are now growing.

Comstock Mining Inc.
(NYSE: LODE)
Assets Held for Sale
Comstock Industrial LLC
DTSS
NCJV
Comstock Real Estate Inc.
Comstock Mining LLC
45.43%
100%
Comstock Northern Exploration LLC
100%
Comstock Exploration & Development LLC
25%
PELEN LLC
(100% owner of Sutro Tunnel Co.)
100%
Comstock Processing LLC
25%
Mercury Clean Up LLC (MCU-HQ)
100%
Comstock Royalty Holdings LLC
50%
50%
Mercury Clean Up - Philippines (MCU-P)
50%
50%
Comstock Mercury Remediation JV (CMR-USA JV)
Clean Ore Solutions, OPC (Philippines)
60%
40%
Clean Mineral Recovery Technologies (Philippines JV)

Figure 1 - Comstock's Precious Metal-Based Growth Organization (dotted lines indicate activities in progress)

Comstock Processing LLC owns the American Flat processing facility and represents the main platform for commercializing environmentally friendly, and economically enhancing mining technologies, including mercury. Comstock Northern Exploration LLC owns or controls the remaining Storey County exploration targets, primarily east of and north of the Lucerne properties. Comstock Exploration & Development LLC owns or controls the Lyon County mining claims and exploration targets, including the Dayton and Spring Valley development targets. We are also reorganizing our growing portfolio of precious metal royalties into Comstock Royalty Holdings LLC.

Mr. DeGasperis continued, “The realignment allows a more systemic and focused, partnered approach, enabling transactions that increase value-creating opportunities and accelerate our growth. Since the realignment, we have expanded our partnership with Tonogold and MCU. The MCU investments are accretive, with fast return of invested capital and faster, long-lived cash flows. We are working closely with all our partners to grow value.”

Comstock Mercury Remediation System and the American Flat Processing Platform

Our American Flat processing platform is fully permitted, and the infrastructure has been prepared for the delivery of the brand new MCU mercury remediation system. The system is scheduled to ship this week. The Company is collaborating with U.S. and Nevada regulators and policy makers for maximum social and environmental impact.

L-R: Brad Heuberger (MCU); Tom Manz (MCU); Corrado DeGasperis (Comstock & MCU); Paul Clift (MCU & Oro)

The Company and MCU have prepared the site for delivery of this impressive aggregation of state-of-the-art alluvial mining technologies, operating as one, fully-integrated mercury-remediation system. The system, which is mobile, stands almost twenty feet high and comes with a specialized, mobile, metallurgic laboratory and an integrated Dissolved Air Flotation (DAF) system, one of the most effective, mobile wastewater reuse operations.

MCU’s State-of-the-Art Mercury Remediation System manufactured by Oro Industries ready for the Philippines

Hg
Mercury Clean-Up LLC
COMSTOCK
MINING
ORO INDUSTRIES
"Your ore is our business"

L-R: From our Comstock Team: Chris Peterson (Dir. HS&EP); Corrado DeGasperis (CEO); Alexia Sober (Mercury Markets)
Oro Industries has manufactured this second, state-of-the-art mercury remediation system for our newly created MCU Philippines Inc. (“MCU-P”) entity, in partnership with our partner Clean Ore Solutions (“COS”), who we have a Joint Venture with to establish Clean Mineral Recovery Technologies (“CMRT”) for remediation and rehabilitation of the mercury contaminated Naboc River on Mt. Diwata, in Davao D’Oro, Philippines. CMRT will work in direct collaboration with the Philippine Department of Environment and Natural Resources (DENR) and the provincial government of Davao D’Oro for the intensified rehabilitation of this mine-waste contaminated river.
Non-mining Assets

Our non-mining assets are now valued at over $25 million, net of debt. We have agreements to sell the Industrial and Commercial lands plus the senior water rights in Silver Springs, for over $10 million, and now expect those sales to close in Q3. These proceeds will extinguish approximately $5.2 million in debt obligations (including our $4.1 million Debenture). Our $6.1 investment in Tonogold Convertible Preferred Stock (CPS) is now valued at $10.4 million based on shares that we have already converted and Tonogold’s current share price. We are also owed approximately $4.9 million from Tonogold through a 12%, cash interest paying debt instrument, with principal payments of $0.4 million still due this October 2020, and $4.475 million due September 2021.

Mr. DeGasperis concluded, “We expect that our efforts to monetize the non-strategic assets and eliminate the remaining debt to be completed in the third quarter. We are accelerating the commercialization of the mercury remediation system, with our outstanding industry partners, and moving faster toward the intermediate $125 million valuation throughout the remainder of this year and position us to grow those businesses and valuations toward our

$500+ million target over the next 2-3 years and beyond. We look forward to an active and productive third quarter and for the remainder of this year as we re-establish mineral revenues later this year.”

Conference Call
The Company will host a conference call Tuesday July 28, 2020, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  Please join the event 5-10 minutes prior to scheduled start time. When prompted, provide the confirmation code. The dial-in telephone numbers for the live audio are as follows:

Toll Free: 800-367-2403
Direct: 1-334-777-6978
Confirmation Code: 6733226
The audio will be available, usually within 24 hours of the call, on the Company’s new website:
http://www.comstockmining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company’s goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies;

future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado DeGasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com